UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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MEDIA SCIENCES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDIA SCIENCES INTERNATIONAL, INC.

8 Allerman Road

Oakland, New Jersey 07436

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

It is my pleasure to invite you to attend the annual meeting of stockholders of Media Sciences International, Inc., a Delaware corporation. The enclosed proxy is solicited on behalf of the Board of Directors for use at the annual meeting, or at any adjournment or postponement of the annual meeting, for the purposes set forth below.

Time and Date:	9:00 a.m., Eastern Time, on Thursday, December 17, 2009

Place:	The Company’s executive offices at: 8 Allerman Road Oakland, New Jersey 07436

Items of Business:

(1)       To elect all of the members of the Board of Directors;

(2)       To ratify the selection of Amper, Politziner & Mattia, LLP as independent registered public accounting firm for the fiscal year ending June 30, 2010; and

(3)       To transact any other business properly brought before the annual meeting.

Who May Vote:	You may vote if you were a stockholder of record as of the close of business on November 4, 2009 (the “record date”).

Annual Report:	A copy of our 2009 Annual Report is enclosed.

Date of Mailing:	This Notice and the Proxy Statement are first being mailed to stockholders on or about November 17, 2009.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote. You can submit your proxy by mail or vote by telephone or the Internet. If you are a registered stockholder and attend the meeting, you may revoke your proxy and vote your shares in person. If your shares are held of record by a broker, bank or other registered holder and you wish to attend or vote at the meeting, please contact the stockholder of record to obtain a proxy issued in your name. If you hold shares in street name but will not attend the meeting, we request that you return your instructions to vote your shares to your broker. The proxy contains proposals, some of which may be acted upon at the discretion of the broker; however, brokers may not vote the “street name” shares on your behalf with respect to incentive stock plans without any instruction from you.

By order of the Board of Directors

/s/ Denise Hawkins
Denise Hawkins, Secretary
Oakland, New Jersey
November 17, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 17, 2009

The Company’s Proxy Statement for the Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended June 30, 2009 are available on the Company's Investor Relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=79804&p=proxy.

i

MEDIA SCIENCES INTERNATIONAL, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 17, 2009

INFORMATION ABOUT THE MEETING

What am I voting on?

You will be voting on the following proposals:

(1)	To elect all of the members of the Board of Directors;
(2)	To ratify the selection of Amper, Politziner & Mattia, LLP as independent registered public accounting firm for the fiscal year ending June 30, 2010; and
(3)	To transact any other business properly brought before the annual meeting.

Who can vote?

You can vote if you were a stockholder of record of our common stock as of the close of business on the record date, November 4, 2009, including shares held directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, as a “stockholder of record” and held for you in an account with a broker, bank or other registered holder (which means your shares are held in “street name”). Our common stock is the only class of voting stock, and each share of common stock is entitled to one vote. There is no cumulative voting. As of November 4, 2009, we had 12,394,434 shares of common stock issued.

How many votes am I entitled per share?

Each holder of shares of common stock is entitled to one vote per share held as of the record date.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of the shares entitled to vote as of the record date must be present in person or represented by proxy. This is called a quorum. If there is no quorum at the opening of the meeting of stockholders, such meeting may be adjourned or postponed from time to time by the vote of a majority of the shares voting on the motion to adjourn or postpone; and, any action on the items of business described above may be considered at any time and date to which the meeting may be properly adjourned or postponed. Your shares are counted as present at the meeting if you have properly voted by submitting a proxy card prior to the meeting, or are present and vote in person at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How do I vote my shares at the meeting?

You may vote your shares at the meeting if you attend in person. If you are a stockholder of record, please bring the enclosed proxy card and proof of identity. If you hold your shares in street name, you must obtain a legal proxy from the bank, broker or other registered holder and bring proof of identity in order to vote at the meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares it holds in its name. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy, so your vote will be counted if you later decide not to attend the meeting.

How do I vote my shares without attending the meeting?

If you are a stockholder of record, you may vote: (1) over the Internet, at the address shown on your proxy card; (2) by telephone, through the number shown on your proxy card; or (3) by mail, by completing, signing and returning the enclosed proxy card. If your shares are held in street name, please refer to the information on the voting instructions forwarded to you by your bank, broker or other stockholder of record to see which voting options are available to you.

How do I vote if my shares are held in street name?

If a bank, broker or other registered holder holds your shares, you are considered the beneficial owner of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, broker or other registered holder, along with voting instructions. Please follow the directions that your bank, broker or other registered holder provides. As the beneficial owner, you have the right to direct the stockholder of record how to vote your shares, and the stockholder of record is required to vote your shares in accordance with your instructions.

If I hold my shares in street name, will my shares be voted if I do not provide instructions?

If you hold shares in street name, your broker has discretionary authority to vote the shares on “routine” matters. Absent your instructions, your bank, broker, or other registered holder may be permitted to vote your shares on routine matters. When a proposal is not routine, and you do not provide voting instructions to your bank, broker, or other registered holder, they cannot vote your shares on that proposal, and your shares are counted as broker non-votes. Proposals Nos. 1 and 2 are to be acted upon at the meeting are routine matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are treated as shares not entitled to vote, thus effectively reducing the number of shares needed to approve the proposal.

What vote is required to approve the proposals?

Proposal No. 1. For each director nominee, you may either vote “for” or “withhold authority” to vote. Directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. This means that the seven nominees who receive the largest number of “for” votes will be elected as directors. You may not cumulate your votes in the election of directors. Votes withheld are not counted toward a nominee’s total.

Proposal No. 2. You may vote “for”, “against” or “abstain” on this proposal. For approval of this proposal, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required. If you abstain, your shares will have the same effect as a vote against the proposal. Broker non-votes are not counted as votes “for” or “against” the proposal.

Do we have a majority voting policy for director elections?

Yes. Any director who receives more “withhold” votes than “for” votes will be required to submit a letter of resignation for consideration by the Board’s Nominating and Corporate Governance Committee. The committee would then make a recommendation regarding the resignation to the Board.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the proposals, including for each of the director nominees. No director has informed us that he intends to oppose any proposal to be voted upon at the annual meeting.

May I change my vote, or revoke my proxy?

Yes. You may change your vote at any time before the polls close. You may change your vote and revoke your proxy by: (1) voting by telephone or the Internet at a later time; (2) submitting a properly signed proxy card with a later date; (3) voting in person at the meeting; or (4) sending a signed statement with a later date to that effect to Media Sciences International, Inc., Attn.: Corporate Secretary, 8 Allerman Road, Oakland, New Jersey 07436.

Will my shares be voted if I do not provide my proxy?

No. If you are a stockholder of record and do not provide a proxy, you must attend the meeting in order to vote your shares.

What if I return my proxy card, but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “for” the proposals, and on other matters properly brought before the meeting in accordance with the best judgment of the named proxies.

Am I entitled to dissenters’ right of appraisal?

The actions to be acted upon at the annual meeting do not invoke dissenters’ right of appraisal.

Who is soliciting the proxies?

The proxy is solicited on behalf of our Board of Directors.

PROPOSAL NO. 1

Election of Directors

Our directors are to be elected annually and to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our Nominating Committee has recommended and the Board has proposed that the six nominees listed below be elected at the annual meeting. Each nominee is currently serving as a director and is standing for re-election. We know of no reason why any nominee should be unable or unwilling to serve as a director. Each nominee has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unable or unwilling to serve, the proxies will be voted for a substitute nominee selected by the Board.

Nominees

The six nominees for election to the Board this year are:

Name	Age	Position
Michael W. Levin	44	Chief Executive Officer, President and a Director
Willem van Rijn	60	Director (Non-executive Chairman)
Paul C. Baker	72	Director
Edwin Ruzinsky	76	Director
Henry Royer	77	Director
Dennis Ridgeway	60	Director

Business Experience of Nominees

Michael W. Levin, Chief Executive Officer and President:

Michael W. Levin has served as our Chief Executive Officer and President since June 18, 1998, and served as Chairman of the Board from June 18, 1998 through February 2008. Before June 1998, he served as President, Treasurer, Secretary and Chairman of Media Sciences’ predecessor, Cadapult Graphic Systems Inc., which he founded in 1987 while attending Lehigh University. In 2002, Mr. Levin was recognized in Business News New Jersey’s annual “40 under 40” issue, which profiles the state’s outstanding business leaders under the age of 40. In 1987, Mr. Levin graduated summa cum laude from Lehigh University, receiving a Bachelor of Science Degree in Mechanical Engineering.

Willem van Rijn, Director:

Willem van Rijn became a director on May 2, 2006 and was appointed non-executive Chairman of the Board on March 1, 2008. Mr. van Rijn is the Organization Director (COO) of Greenpeace International, the environmental NGO, based at its global headquarters in Amsterdam. Prior to this, Mr. van Rijn has been Senior Advisor to the founder and management committee of Capco, an international operations and technology consulting and solutions firm, from 2002 to 2008. From 1995 to 2002, Mr. van Rijn was a Senior Partner at PricewaterhouseCoopers Consulting, and its predecessor firm Coopers & Lybrand, where he served as the Managing Partner of the Japanese financial services consulting practice from 1998 to 2002, and of the global strategy and financial risk management consulting practices from 1995 to 1998. Mr. van Rijn’s business experience includes: President of Rhode Island-based Gtech International (a division of Gtech Corporation), a provider of state and national lottery technology, outsourcing, software and professional services, from 1994-1995; Partner in the New York office of Coopers & Lybrand from 1990 to 1994; Partner at Bank Street Consulting Group, a management consulting firm, from 1986 to 1990; Senior Vice President in charge of international banking activities in the United States for Bank of America from 1981 to 1986; Corporate Treasurer and member of the Managing Committee for global window covering and machine tooling company Hunter Douglas NV from 1976 to 1981; and Vice President, Account Manager of large accounts for commercial banking services, based in The Netherlands, for Bank of America from 1971 to 1976. Mr. van Rijn also currently serves on the board of Computer Horizons Corp.

Paul C. Baker, Director:

Paul C. Baker has served as a Director since June 18, 1998. Mr. Baker is the chairman of the Compensation committee and also serves on the Audit committee. From 1986 to 2000 he was President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focused on developing companies with high growth potential. From 2000 to present, he has been General Partner of PCB Associates, LLC which performs similar services. Prior to 1986, Baker held various management positions during 25 years of employment with American Cyanamid Co., including President of Cyanamid’s Shulton, Inc. subsidiary from 1977 to 1979 and Group Vice President of Cyanamid from 1979 to1984. Baker graduated from Lehigh University in 1959 and 1960 with degrees in Engineering and Liberal Arts and received his MBA degree from Fairleigh Dickinson University in 1963. Mr. Baker also currently serves on the board of Pascack Community Bank.

Edwin Ruzinsky, Director:

Mr. Ruzinsky has served as a Director since August 27, 1999 and is the chairman of the Audit committee and also serves on the Nominating and Corporate Governance committee. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm’s National Director- Media Industry Services. He previously served Times Mirror Company as Vice President of Finance & Administration/Book Publishing Group and Parents’ Magazine Enterprises, Inc. as Chief Accounting Officer. Mr. Ruzinsky continues serving as a member of the Pace University/ Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. On June 15, 2007, Mr. Ruzinsky resigned as a director of Gentis, Inc., a bioscience company, due to its recapitalization. On March 31, 2005, Dowden Health Media, Inc. on whose board Mr. Ruzinsky served, was sold.

Henry Royer, Director:

Henry Royer has served as a Director since December 23, 1999 and is currently a member of the Compensation and the Nominating and Corporate Governance committees. He graduated from Colorado College in 1953 with a B.A. in Money and Banking. From 1953 to 1961 he served as a grain merchandiser for Pillsbury Mills and The Peavey Company. From 1959 through 1965 he served on the Board of Directors and as EVP of Lehigh Sewer Pipe and Tile Company. From 1965 through 1983 he served in many capacities with the First National Bank of Duluth (Wells Fargo) leaving as EVP to join the Merchants National Bank of Cedar Rapids (US Bank) as Chairman, President and CEO. In 1994 he became President and CEO of the River City Bank of Sacramento, CA, retiring in 1998. He served as an independent trustee and as President of Berthel Growth and Income Trust retiring in 2005. In 1999 he assisted in organizing and served as Chairman of the Board of the Cedar Rapids Bank and Trust and as a member of the board of QCRH, a bank holding company, retiring in 2006. He currently serves on the boards of Physicians Total Care, Inc of Tulsa, OK, CRST International, Inc and Great Plains Casualty, Inc. of Cedar Rapids, IA.

Dennis Ridgeway, Director:

Dennis Ridgeway became a director on February 22, 2006. Mr. Ridgeway is a member of the Compensation and the Nominating and Corporate Governance committees. From 1998 through 2005, Mr. Ridgeway served as an independent management consultant and since 2004 has also served as a board member and technical advisor for a working museum in the United Kingdom. From 1984 to 1998, Mr. Ridgeway held various positions with Katun Corporation, an aftermarket manufacturer of components and supplies for the business equipment industry. Headquartered in the United Kingdom, his positions included European Sales Manager, General Manager, Assistant Vice President, and Vice President of European Operations from 1994 to 1998. Prior to 1984 Mr. Ridgeway held senior management positions with Kalle Infotec the business equipment subsidiary of Hoechst AG in Europe.

The Board of Directors recommends that you vote “FOR”

the election of each of these nominees.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Corporate Governance

The Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term shareholder value. Our Board currently consists of seven members. Our bylaws provide that our Board consists of seven to nine persons. Each current director, other than Mr. Tanki who has recently informed the Company that he will not be standing for re-election, is standing for re-election. Mr. Tanki’s seat will be deemed to be a vacancy upon his resignation. Directors hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

Director Independence.   All of our directors, each of whom are standing for re-election, and all members of our Board committees, are non-employee members, other than Michael W. Levin, our Chief Executive Officer, that the Board has determined satisfies applicable NASDAQ standards for independence.

Code of Ethics.   We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and all other executive officers. Our Code of Ethics is publicly available on our website at www.mediasciences.com.

Board and Committee Meetings.   During fiscal 2009, the Board of Directors held twelve meetings. During fiscal 2009, the Audit Committee met four times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee did not meet. Each director attended more than 75% of the total meetings of the Board of Directors and of each committee on which he served.

Director Attendance at Annual Stockholder Meetings.   The Board invites and encourages each director to attend annual stockholder meetings. Directors are invited and encouraged to attend. Four directors attended last year’s annual meeting.

Board Committees.   The Board has three principal committees: Audit Committee; Compensation Committee, and Nominating and Corporate Governance Committee. The charter of each committee can be found on our web site at www.mediasciences.com.

Members of the Board Committees are selected each year by our Board of Directors. Selection to a committee of the Board of Directors is determined by the majority vote of the Board of Directors. Each committee is comprised of at least three non-employee Board members, each of whom are the Board has determined satisfies applicable NASDAQ standards for independence.

Committee Membership.   The following table summarizes the membership of the Board and each of its committees for our 2009 fiscal year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael W. Levin
Paul C. Baker	Member	Chairman
Edwin Ruzinsky	Chairman		Member
Henry Royer		Member	Member
Dennis Ridgeway		Member	Member
Willem van Rijn
Frank J. Tanki	Member		Chairman

Audit Committee Financial Expert.   Mr. Ruzinsky and Mr. Tanki are financial experts serving on our Audit Committee and each are independent members of our Board.

Audit Committee.   The function of the Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Media Sciences, reviewing with Media Sciences’ independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Media Sciences. Each member of the Audit Committee is independent as defined under the NASDAQ’s listing standards. The Audit Committee consists of non-employee directors whom Media Sciences has determined are free of any relationship that could influence their judgment as a committee member and are not associated with a major vendor to, or a customer of, Media Sciences.

Compensation Committee.   The function of the Compensation Committee is to make determinations concerning salaries and incentive compensation for our officers, directors and employees. and to administer our stock-based and other compensation plans. The Compensation Committee reviews and approves corporate goals and objectives relevant to the determination of executive compensation. The Compensation Committee considers, among other factors, company performance and relative stockholder return, the value of similar incentive awards for senior executive officers at comparable companies, and the awards given to senior executive officers in past years. The Compensation Committee also considers the recommendations of our Chief Executive Officer, and may ask members of management or others whose advice and counsel are relevant to the issues then being considered, but does not otherwise delegate any its authority to such persons. The Compensation Committee may conduct or authorize surveys or studies of compensation matters to maintain our competitiveness and ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to engage compensation consultants to assist in the evaluation of director, chief executive officer or senior executive compensation. In fiscal 2007, the Compensation Committee engaged a third-party consultant, James F. Reda & Associates, LLC, to review our director compensation structure, and for fiscal 2007, the Board adopted a director compensation structure consistent with the findings of the study.

Nominating and Corporate Governance Committee.   The primary function of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board consistent with criteria approved by the Board, and to select, or recommend that the Board select, the director nominees for each annual meeting of stockholders or when vacancies occur. The Committee shall also develop and recommend to the Board corporate governance principles applicable to the Company and be responsible for leading the annual review of Board performance.

Nomination Process and Selection Considerations.   In seeking candidates for directors, members of our Nominating Committee may use their business, professional and personal contacts, accept the recommendations from other Board members, stockholders or management, and engage a professional search firm. Current members of the Board are considered for re-election.

The Nominating Committee assists the Board in determining the desired experience, mix of skills and other criteria and qualities appropriate for Board membership. In considering candidates to serve as directors, the Nominating Committee considers all factors it deems relevant, including, but not limited to: intelligence, high personal and professional ethics, values, integrity and sound judgment; education; business and professional skills and experience; familiarity with our business and the industry in general; independence from management; ability to devote sufficient time to Board business; commitment to regularly attend and participate in meetings of our Board and its committees; and concern for the long-term interests of the stockholders. While our Nominating Committee deems such factors important in evaluating candidates, we do not impose any specific, minimum qualifications for director nominees.

The Nominating Committee uses such resources and information, as it deems appropriate, to evaluate each of the prospective candidates, including all submitted materials, third party references, interviews, publicly available reference items, and professional advice concerning applicable laws, rules, regulations and listing standards, as well as taking into account factors relative to the size and overall composition of the Board, such as the mix of expertise and capabilities of existing Board members, desirable skills and competencies that would enhance Board performance, and the ability of the Board as a whole to work together effectively in the best interests of our company. The process for evaluating candidates and the manner of evaluation conducted by the Nominating Committee is the same regardless of the category of person recommending the proposed candidate.

The Nominating Committee considers candidates recommended by security holders. Stockholders who wish to recommend candidates for director in connection with our next year’s annual meeting must submit such recommendation in writing to the attention of our Corporate Secretary at our executive offices no later than October 6, 2009. The communication should describe why the candidate meets the Board’s criteria described above, include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated, and include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected. The communication should also include the name, address, and phone number of the stockholder or group of stockholders making the recommendation, and the number of shares of common stock beneficially owned by the stockholder or group of stockholders making the recommendation, the length of time held, and to the extent any stockholder is not a registered holder of such securities, proof of such ownership. In considering stockholder recommendations for nominees, the Nominating Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. Stockholder recommendations that meet such requirements will be considered using the same criteria as other candidates by the Nominating Committee.

Director Compensation

We compensate our non-employee directors for their services as a director. Employee directors receive no director compensation. Based on economic uncertainties facing the Company in fiscal 2009, our directors voluntarily waived their prospective cash compensation effective October 1, 2008. At June 30, 2009, this waiver remained in effect. In fiscal 2009, we paid outside directors an aggregate of $30,625 in cash and stock-based compensation with an aggregate grant date fair value of $200,000 for attendance at regular and special meetings. Chairpersons of the following committees were also paid an additional fee for their committee service: Audit $375 and Compensation $250. The compensation plan, in the absence of waiver, provides for the following annual compensation: for the non-executive Chairman, cash compensation of $45,000 and stock-based compensation valued at $75,000; and for the other outside directors, cash compensation of $15,000 and stock-based compensation valued at $25,000. Stock-based compensation may be issued in the form of restricted stock or stock options. Our directors were also reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings as well as for other expenses incurred in their capacity as directors.

2009 Compensation of Non-Employee Directors

Name	Fees earned or paid in cash ($)	Stock-based compensation ($)(a)(b)	All other compensation ($)	Total ($)
Paul Baker	4,000	24,049	–	28,049
Dennis Ridgeway	3,750	24,049	–	27,799
Henry Royer	3,750	24,049	–	27,799
Edwin Ruzinsky	4,125	24,049	–	28,174
Willem van Rijn	11,250	91,529	–	102,779
Frank J. Tanki	3,750	24,049	–	27,799

(a)

Represents the stock-based compensation recognized in fiscal 2009 in accordance with SFAS No. 123(R). Stock-based compensation awards are valued at fair value on the date of grant. Estimates of forfeitures related to service-based vesting conditions have been disregarded. Assumptions made in the valuation of stock and option awards are discussed in Note 4 to the consolidated financial statements.

(b)

On October 24, 2008, each director was awarded 16,667 shares of the Company’s common stock, vesting on October 24, 2009. The Company’s non-executive Chairman, Mr. van Rijn, was awarded an additional 33,333 shares, also vesting on October 24, 2009. Stock options granted to the Company’s directors in the prior fiscal year vested on the anniversary of the grant date. At June 30, 2009, the total number of outstanding options, granted as director compensation, held by each director was: Mr. Baker, 64,123 options; Mr. Ridgeway, 29,123 options; Mr. Royer, 29,123 options; Mr. Ruzinsky, 54,123 options, Mr. van Rijn, 60,012 options; and Mr. Tanki 19,123 options.

Communications with the Board of Directors

Our annual meeting of stockholders provides an opportunity for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, a stockholder wishing to communication with any of our directors regarding our company may write to the director or directors at: Name of Director or Directors, c/o Secretary to the Board of Directors, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our company’s business or communications that relate to improper or irrelevant topics. The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

Other Information About Executive Officers and Directors

Our executive officers or directors are not associated with another by family relationships. Based solely in reliance on representations made by our officers and directors, during the past five years, none of the following occurred with respect to such persons: (1) no petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such persons, or any partnership in which he or she was a general partner or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing; (2) no such persons were convicted in a criminal proceeding or are a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) no such persons were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, or of any federal or state authority barring, suspending or otherwise limiting, their involvement in any type of business practice, or in securities or banking or other financial institution activities; and (4) no such persons were found by a court of competent jurisdiction in a civil action or by the SEC or by the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Media Sciences International, Inc. is composed of independent directors as required by and in compliance with the listing standards of The NASDAQ Stock Market LLC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm, Amper, Politziner & Mattia, LLP, is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2009 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Amper, Politziner & Mattia, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence. The Audit Committee has concluded that Amper, Politziner & Mattia, LLP is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission.

Dated: September 24, 2009	Members of the Audit Committee Paul C. Baker Edwin Ruzinsky Frank J. Tanki

OUR EXECUTIVE OFFICERS AND DIRECTORS

Each executive officer serves, in accordance with our by-laws, until the first meeting of the Board of Directors following the annual meeting of stockholders and until his or her respective successor is chosen and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified.

The persons listed in the table below are our present directors and executive officers.

Name	Age	Position
Michael W. Levin	44	Chief Executive Officer, President and a Director
Kevan D. Bloomgren	48	Chief Financial Officer
Robert M. Ward	42	Chief Operating Officer
Denise Hawkins	40	Vice President, Controller and Secretary
Vincent G. Kelly	60	Vice President of Sales for the Americas
Willem van Rijn	60	Non-executive Chairman and Director
Paul C. Baker	72	Director
Edwin Ruzinsky	76	Director
Henry Royer	77	Director
Dennis Ridgeway	60	Director
Frank J. Tanki	69	Director

The biographies of director nominees are set forth under the heading “Proposal No. 1 – Election of Directors – Business Experience of Nominees” above.

Kevan D. Bloomgren, Chief Financial Officer:

Kevan D. Bloomgren joined Media Sciences International, Inc. in the position of Chief Financial Officer on March 15, 2006. From 2004 to March 10, 2006, Mr. Bloomgren was Chief Financial Officer for Rapid Solutions Group, a digital communications company located in Melville, New York. From 1997 to 2004, he was Managing Partner of Crown Investment Management, LLC, a financial services company located in Sparta, New Jersey. From 1992 to 1996, he was Vice President and Chief Financial Officer of Satellite Paging, a telecommunications company located in Fairfield, New Jersey. Mr. Bloomgren also held the following positions: Vice President of RBC Daniels, formerly Daniels and Associates, a boutique investment bank specializing in merger and acquisitions (1988-1992) and Senior Auditor and Consultant for Arthur Andersen & Co. (1983-1986). In 1983, Mr. Bloomgren graduated cum laude from University of Denver with a B.S. degree in Business Administration, and Accounting, and in 1988, he received a MBA in Finance from The Wharton School, University of Pennsylvania. Mr. Bloomgren is a Certified Public Accountant and a member of the American Institute of CPAs.

Robert M. Ward, Chief Operating Officer:

On July 28, 2008, Robert M. Ward was promoted to the position of Chief Operating Officer, succeeding Lawrence Anderson, who retired on July 25, 2008. Mr. Ward has previously served as Managing Director for the Company’s Asian operations since June 2007, where he was responsible for establishing the Company’s China-based product development and manufacturing subsidiary. Mr. Ward has more than nineteen years of experience in operations, product management, engineering, and manufacturing. Prior to joining the Company, from April 2006 to June 2007, Mr. Ward served as Director of Product Management for WatchGuard Technologies Inc., a Seattle, Washington based provider of Computer Network Firewalls and Software Security Services for Small to Medium Enterprises. From November of 2001 to March 2006, Mr. Ward served as the Director of Operations for WatchGuard Technologies Inc. Mr. Ward earned a Bachelor of Science Degree in Mechanical Engineering from the University of Minnesota Institute of Technology in 1989. Mr. Ward earned a Masters of Business Administration from the University of Minnesota Carlson School of Management in 2001.

Denise Hawkins, Vice President, Controller and Secretary:

Denise Hawkins has served as Vice President for Media Sciences since February 12, 2003, and as Secretary since July 1, 2004.  Ms. Hawkins began her employment with the company in July of 2001 as the Controller. Prior to her position at Media Sciences, Ms. Hawkins was the Controller for NFK Excavating and Construction, Inc. (2000-2001), Horizon Medical Group, PC (1998-2000) and VAC Service Corp. (1992-1998).   Ms. Hawkins also held the following positions:  Staff Accountant for Alex Goldfarb, CPA PC (1990 to 1992) and Accountant in the Accounting Services Department for the State University of New York - The College at New Paltz (1989 to 1990).   In 1990, Ms. Hawkins graduated summa cum laude from the State University of New York-The College at New Paltz with a Bachelor of Science degree in Accountancy, and in 1998, she graduated from Marist College with a Masters in Business Administration in Finance.  Ms Hawkins is a member of the American Institute of CPAs, the New Jersey State Society of Certified Public Accountants, the Institute of Management Accountants and the Society for Human Resource Management, as well as a Certified Public Accountant and a Certified Management Accountant.  Ms. Hawkins also currently serves on the board of Helping Hands Christian Pre-School as Treasurer.

Vincent G. Kelly, Vice President of Sales for the Americas:

Vince Kelly joined Media Sciences, in January 2007 as Vice President of Sales for the Americas.  From 1996 to 2006, Mr. Kelly was Vice President of Sales, United States, for the DYMO division of Esselte Corporation (later acquired by Newell Rubbermaid).  Previously, Mr. Kelly served as Senior Vice President of Sales for Port Incorporated in 1995, as Chief Executive Officer from 1991 to 1994 for Occam Research Corporation, as Executive Vice President of Sales and Marketing, North America, for Corporate Software from 1988 to 1991, as Vice President of Sales, North America, for Lotus Development Corporate from 1985 to 1988, and in various sales and marketing positions for IBM from 1972 to 1985.  Mr. Kelly received a Bachelor of Engineering Degree in Electrical Engineering from Stevens Institute of Technology in 1971.

Frank J. Tanki, Director:

Frank Tanki joined our Board in December, 2006. Mr. Tanki serves on the Audit committee and is the chairman of the Nominating and Corporate Governance committee. He is a Certified Public Accountant and retired in 1998 as a Senior Partner of Coopers & Lybrand, the predecessor of PricewaterhouseCoopers. Mr. Tanki was a member of the firm’s Executive Management Committee from 1994 to 1995. During his time with the firm he served as Director of Accounting and SEC Technical Services and as the Business Assurance Partner In Charge of the New York Metro practice. He has served on the Auditing Standards Board of the American Institute of Certified Public Accountants. Mr. Tanki also currently serves on the board of directors of Computer Horizons Corp. and MonoSol Rx, Inc.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes the compensation we paid to our Chief Executive Officer and our next two most highly compensated executive officers who served during our fiscal year ended June 30, 2009 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock awards ($)(1)(2)	Option awards ($)(1)(3)	Non-equity incentive plan compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
Michael W. Levin	2009	238,500	7,895	29,270	64,800	–	340,465
Chief Executive Officer and President	2008	250,000	0	0	0	19,441	269,441
Kevan D. Bloomgren	2009	162,000	78,386	32,008	30,600	–	302,994
Chief Financial Officer	2008	170,000	39,100	29,822	34,000	–	272,922
Robert M. Ward (a)	2009	156,200	65,281	54,053	26,568	–	302,102
Chief Operating Officer

(a)	Mr. Ward was promoted to the position of Chief Operating Officer on July 28, 2008.
(1)

Represents the stock-based compensation recognized in the fiscal year in accordance with SFAS No. 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. Assumptions made in the valuation of stock and option awards are discussed in Note 4 to the consolidated financial statements. The grant date fair value of each award, adjusted for estimated forfeiture, is recognized as stock-based compensation expense in the Company’s financial statements over the service period.

(2)

On March 3, 2009, we granted to each of Mr. Levin, Mr. Bloomgren, and Mr. Ward 50,000 shares of common stock, subject to vesting on January 1, 2010. None of these shares vested in fiscal 2009. The total grant date fair value of each award is $20,000, disregarding estimates of forfeitures related to service-based vesting conditions.

On March 15, 2006, we granted Mr. Bloomgren 50,000 shares of common stock, subject to vesting over five years at 20% per year on each anniversary of the grant. 10,000 shares vested in each of fiscal years 2009, 2008 and 2007. The total grant date fair value of the award is $195,500, disregarding estimates of forfeitures related to service-based vesting conditions.

On July 8, 2008, we granted Mr. Bloomgren 32,000 shares of common stock, subject to vesting over two years at 50% per year on each anniversary of the grant. None of these shares vested in fiscal 2009. The total grant date fair value of the award is $64,000, disregarding estimates of forfeitures related to service-based vesting conditions.

On June 18, 2007, we granted Mr. Ward 29,802 shares of common stock, subject to performance based vesting criteria. 14,901 of these shares vested in fiscal 2009. The total grant date fair value of the award is $180,004, disregarding estimates of forfeitures related to service-based vesting conditions.

On December 18, 2008, we granted Mr. Ward 23,429 shares of common stock, subject to vesting over two years at 50% per year on each anniversary of the grant. None of these shares vested in fiscal 2009. The total grant date fair value of the award is $9,372, disregarding estimates of forfeitures related to service-based vesting conditions.

(3)

On July 8, 2008, we granted Mr. Levin stock options to purchase 75,073 shares of our common stock, exercisable for five years at $2.20 per share, subject to vesting over two years at 50% per year on each anniversary of the grant. None of these options vested in fiscal 2009. The total grant date fair value of the award is $59,676, computed using a Black-Scholes model.

On March 15, 2006, we granted Mr. Bloomgren stock options to purchase 50,000 shares of our common stock, exercisable for ten years at $3.91 per share, subject to vesting over five years at 20% per year on each anniversary of the grant. 10,000 of these options vested in each of fiscal years 2009, 2008 and 2007. The total grant date fair value of the award is $135,040, computed using a Black-Scholes model.

On October 10, 2007, we granted Mr. Bloomgren stock options to purchase 5,027 shares of our common stock, exercisable for seven years at $5.65 per share, subject to vesting over three years at 33.3% per year on each anniversary of the grant. 1,676 of these options vested in fiscal 2009. The total grant date fair value of the award is $14,999, computed using a Black-Scholes model.

On June 18, 2007, we granted Mr. Ward stock options to purchase 47,452 shares of our common stock, exercisable for seven years at $6.04 per share, subject to vesting over three years beginning on July 28, 2008 at 33.3% per year on each anniversary date. None of these options vested in fiscal 2009. The total grant date fair value of the award is $174,998, computed using a Black-Scholes model.

(4)	Refers to amounts under an incentive based bonus structure for certain executives. See the discussion under the heading “Performance Based Bonus Compensation” for additional information.
(5)

This column reports the total amount of perquisites and other benefits provided, if such total amount exceed $10,000. In fiscal 2008, for Mr. Levin, this includes $14,575 for lease of an automobile, $3,726 for a matching contribution under our 401(k) plan, and $1,140 for life insurance premiums, where the beneficiary is not the company.

In general, compensation payable to a Named Executive Officer consists of a base salary, a performance based bonus, an annual stock or stock option grant under our incentive stock plan and other benefits, which generally do not exceed $10,000 annually in the aggregate, such as 401(k) plan matching contributions and life insurance premiums, where the beneficiary is not the Company.

Employment Agreements

We have entered into written employment agreements with several of our executive officers. In addition to the terms described below, under the employment agreement, each of the executives are entitled to participate in: the Company’s stock incentive plans; reimbursement for reasonable travel and other business related expenses; health care benefits under our medical, dental and vision insurance; and participation in any employee plan, perquisite and other benefits made available to our employees or management in general. Further, each of the employment agreements contain provisions providing delay of payments to conform to applicable law, and indemnification on an after-tax basis for excise taxes. Pursuant to the terms of the agreement described below, on March 3, 2009, we issued to each of these executives a restricted stock award of 50,000 shares of our common stock, subject to vesting upon the earlier of: (i) January 1, 2010, or (ii) upon a change in control, as such term is defined in the agreement.

Each of the agreements is for personal services, and the rights and obligations there under are not assignable except in accordance with the terms of the respective agreements. The following summarizes the terms of the employment agreements and do not include discussion of other compensation, such as bonuses or equity awards, received prior to or separate from the employment agreements.

Michael W. Levin

We have an employment agreement with Mr. Levin, pursuant to which Mr. Levin serves as our Chief Executive Officer and President through December 31, 2010. The agreement was entered on November 7, 2008 and amended on March 3, 2009. Mr. Levin is entitled to a base annual salary of $250,000. The Board of Directors may provide for a greater annual salary, and an annual performance bonus or other bonus as the Board of Directors may determine. It may be terminated at any time, without severance, by Mr. Levin voluntarily or by us with “cause.” In the event that Mr. Levin’s employment is terminated by us without “cause,” due to disability, or by Mr. Levin with

“good reason,” Mr. Levin would be entitled to severance pay, payable within two weeks of termination, equal to $300,000 if his employment is terminated prior to January 1, 2010, thereafter, in an amount equal to one year of his annual base salary. In the event of without cause termination during a change in control circumstance, the amount payable as severance is governed by a change in control provision. If Mr. Levin elects to terminate his employment under circumstances of a “change in control” within the meaning of Treasury Regulations Section 1.409A-3(i)(5), he is entitled to a lump sum payment of $540,000 upon a change in control on or before December 31, 2009, and, of 200% of his “base amount”, as defined in §280G(3) of the Internal Revenue Code upon a change in control occurring after December 31, 2009, with payment is due within one month of termination. In the event of early termination for a reason other than cause, Mr. Levin is entitled to twelve months of continued health care benefit coverage, paid for by us, under the same terms, conditions and coverage he enjoys at the time of termination. Mr. Levin is also entitled to receive the following benefits:

•	death benefits of $100,000;
•

a fifteen-year term life insurance policy for $2,000,000, subject to insurability, during the term of employment and for one year thereafter, for which he has the right to maintain at his own expense thereafter;

•	the use of an automobile, the costs of which, including maintenance, repairs, and insurance, are paid for by us; and
•	six weeks’ vacation.

Kevan D. Bloomgren, Chief Financial Officer

Robert M. Ward, Chief Operating Officer

Vince Kelly, Vice President of Sales

On March 3, 2009, we entered into employment agreements with each of three above-named executives. The employment term is through December 31, 2009. These agreements may be terminated at any time, without severance, by the individuals voluntarily or by us with “cause.” In the event that employment is terminated by us without “cause,” due to disability, or by the individuals with “good reason,” the named individuals would be entitled to severance, payable in a lump sum within two weeks of termination, in the amounts of $204,000, $196,800, and $192,000, for Messrs. Bloomgren, Ward and Kelly, respectively. These executives are entitled to an annual salary as established by the Board of Directors (currently, the base salaries of Messrs. Bloomgren, Ward and Kelly are $170,000, $164,000, and $160,000, respectively), an annual performance bonus or other bonus as the Board of Directors may determine, and certain employee benefits, including:

•	a fifteen-year term life insurance policy for $1,000,000, subject to insurability, during the term of employment, for which the employee has the right to maintain at his own expense thereafter; and
•	four weeks vacation.

Performance Based Bonus Compensation

From year to year, our Compensation Committee may establish certain performance criteria for our executive officers, based on factors and criteria as the Compensation Committee may deem relevant.

For our 2009 fiscal year, we had in effect a performance based cash bonus compensation plan for certain executive officers. In fiscal 2009, for our Chief Executive Officer, the potential cash bonus was $240,000, of which 33% was based on individualized performance goals (“Individual Performance Bonus”), and 67% determined wholly upon attaining earnings per share criteria determined by the Board (“EPS Bonus”). For other Named Executive Officers, the potential cash bonus was 20-40% of their base salary, of which 50% was based on the Individual Performance Bonus criteria, and 50% on the EPS Bonus. Bonuses are paid after the fiscal year end.

The following table summarizes the payout structure under the fiscal year 2009 bonus structure. The EPS Bonus was to be earned if our Company’s earnings per share equaled or exceeded a minimum level established by the Compensation Committee. The EPS Bonus range set forth in the table assumed the achievement of the minimum targeted level and up to 100% of the targeted goal. If the minimum level was not achieved, no EPS Bonus was earned. If the minimum level is achieved or exceeded, the amount of the EPS Bonus was based upon the level of earnings per share achieved by the Company. If the maximum targeted goal was exceeded, the EPS Bonus payable could exceed the EPS Bonus potential set forth in the table below. Factors in determining the Individual Performance Bonus includes matters such as achieving specified leadership initiatives, and the achievement of certain strategic and business goals including, but not limited to, customer growth, new product development, information technology upgrades, manufacturing efficiencies and corporate compliance goals.

	Fiscal 2009 Bonus Potential			Fiscal 2009 Bonus Earned
Name	EPS Bonus ($)	Individual Performance Bonus ($)	Total Bonus ($)	EPS Bonus ($)	Individual Performance Bonus ($)	Total Bonus ($)
Michael W. Levin	80,000 – 160,000	0 – 80,000	240,000	0	64,800	64,800
Kevan D. Bloomgren	17,000 – 34,000	0 – 34,000	68,000	0	30,600	30,600
Robert M. Ward	16,000 – 33,000	0 – 33,000	66,000	0	26,568	26,568

In September 2009, the Compensation Committee adopted a performance based bonus compensation plan for the 2010 fiscal year, similar in structure to the fiscal 2009 plan. For our Chief Executive Officer, the potential cash bonus in fiscal 2010 is $200,000, of which $66,000 is based on individualized performance goals (“Individual Performance Bonus”), and $134,000 is determined wholly upon attaining earnings per share criteria determined by the Board (“EPS Bonus”). For the other officer, the potential cash bonus is 20-40% of their base salary, of which 50% is based on the Individual Performance Bonus criteria, and 50% on the EPS Bonus.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table sets forth information concerning outstanding option and stock awards held by the Named Executive Officers as at June 30, 2009.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(a)
Michael W. Levin (1)	–	75,073	2.20	07-08-2013	–	–
Michael W. Levin (2)	–	–	–	–	50,000	17,500
Kevan D. Bloomgren (3)	–	–	–	–	20,000	7,000
Kevan D. Bloomgren (4)	30,000	20,000	3.91	03-15-2016	–	–
Kevan D. Bloomgren (5)	1,676	3,351	5.65	10-10-2014	–	–
Kevan D. Bloomgren (6)	–	–	–	–	32,000	11,200
Kevan D. Bloomgren (2)	–	–	–	–	50,000	17,500
Robert M. Ward (7)	–	47,452	6.04	06-18-2014	–	–
Robert M. Ward (8)	–	–	–	–	14,901	5,215
Robert M. Ward (9)	–	–	–	–	23,429	8,200
Robert M. Ward (2)	–	–	–	–	50,000	17,500

(a)

The amounts in this column reflect the fair market value of outstanding restricted stock awards for the named executive officers using the closing price on June 30, 2009 of $0.35, the last trading day of our common stock in fiscal 2009.

(1)	Granted July 8, 2008. Unexercisable options are subject to equal vesting annually on July 8, 2009 and 2010.
(2)	Granted March 3, 2009. Subject to full vesting on January 1, 2010.
(3)	Granted March 15, 2006. Subject to vesting annually in increments of 10,000 on March 15, 2010 and 2011.
(4)	Granted March 15, 2006. Un-exercisable options are subject to vesting annually in increments of 10,000 on March 15, 2010 and 2011.
(5)	Granted October 10, 2007. Unexercisable options are subject to vesting annually in equal increments on October 10, 2009 and 2010.
(6)	Granted July 8, 2008. Subject to equal vesting annually on July 8, 2009 and 2010.
(7)	Granted June 18, 2007. Unexercisable options are subject to equal vesting annually on July 28, 2009, 2010 and 2011.

(8)	Granted June 18, 2007. Subject to subject to performance-based vesting criteria.
(9)	Granted December 18, 2008. Subject to equal vesting annually on December 18, 2009 and 2010

Incentive Stock Plans

Our equity incentive program is a broad-based, long-term retention program that is intended to attract and retain qualified management and technical employees, and align stockholder and employee interests. The equity incentive program presently consists of two active plans: the Company’s 2006 Incentive Stock Plan and the Company’s 2009 Incentive Stock Plan. Under both plans, non-employee directors, officers, key employees, consultants and all other employees may be granted options to purchase shares of our stock, restricted stock units and other types of equity awards.

On June 17, 2008, the Company’s 1998 Incentive Plan ended and we can issue no further awards under the plan. Under the 1998 plan, up to 1,000,000 common shares were authorized for issuance through awards of options or other equity instruments.  As of June 30, 2009, 196,069 shares were issued upon exercise of option awards. As of June 30, 2009, we had outstanding, subject to vesting, stock options to purchase 517,424 shares of common stock, exercisable for up to ten years at prices of $0.43 to $6.33 per share, and 127,316 shares issuable pursuant to restricted stock awards.

Under the Company’s 2006 plan, 1,000,000 common shares are authorized for issuance through awards of options or other equity instruments.  As of June 30, 2009, we had outstanding under the 2006 plan, subject to vesting, stock options to purchase 567,792 common shares, exercisable for up to seven years from grant at prices of $1.85 to $5.65 per share, and 403,656 shares issuable pursuant to restricted stock awards. As of June 30, 2009, 28,552 common shares were available for future issuance under the 2006 plan.

Under the Company’s 2009 plan, 1,250,000 common shares are authorized for issuance through awards of options or other equity instruments.  As of June 30, 2009, we had outstanding under the 2009 plan, subject to vesting, 200,000 shares issuable pursuant to restricted stock awards. As of June 30, 2009, 1,050,000 common shares were available for future issuance under the 2009 plan.

Employee Profit Sharing Plan

We have a tax-qualified employee paired profit sharing plan. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee’s contribution. In our discretion, we may contribute unmatched contributions. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the 401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested. We also maintain a defined contribution plan for our eligible UK employees. The U.K. plan is 100% Company funded. Our contributions to these plans totaled $40,000 in 2009 and $64,000 in 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table set forth outstanding securities authorized for issuance under equity compensation plans as of June 30, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (a)(b)	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,085,216	$3.41	1,078,552
Equity compensation plans not approved by security holders	–	–	–
Total	1,085,216	$3.41	1,078,552

(a)	Does not include 625,791 shares subject to restricted stock awards.
(b)	Calculation excludes shares subject to restricted stock awards. There is no exercise price associated with a restricted stock award.

Plans in the Shareholder Approved Category

Our equity incentive program is a broad-based, long-term retention program that is intended to attract and retain qualified management and technical employees, and align stockholder and employee interests. The equity incentive program presently consists of two active plans, our 2006 Stock Incentive Plan and our 2009 Stock Incentive Stock Plan, and formerly included our 1998 Incentive Plan. Under each of the plans, non-employee directors, officers, key employees, consultants and all other employees may be granted options to purchase shares of our stock, restricted stock units and other types of equity awards. Collectively, the plans have provided for the issuance of up to 3,250,000 shares of common stock. As of June 30, 2009, under the 1998 plan, we had issued 196,069 shares upon exercise of option awards and, outstanding, subject to vesting, options to purchase 517,424 shares of common stock, exercisable for up to ten years at prices of $0.43 to $6.33 per share, and 127,316 shares issuable pursuant to restricted stock awards. On June 17, 2008, the 1998 plan expired and no new awards can be made under it. As of June 30, 2009, we had outstanding under the 2006 plan, subject to vesting, stock options to purchase 567,792 common shares, exercisable for up to seven years from grant at prices of $1.85 to $5.65 per share, and 403,656 shares issuable pursuant to restricted stock awards. As of June 30, 2009, 28,552 common shares were available for future issuance under the 2006 plan. As of June 30, 2009, we had outstanding under the 2009 plan, subject to vesting, 200,000 shares issuable pursuant to restricted stock awards. As of June 30, 2009, 1,050,000 common shares were available for future issuance under the 2009 plan.

STOCK OWNERSHIP

The tables below sets forth, as of the record date, the shares of our common stock beneficially owned by: each of our directors; each of our executive officers; all of our officers and directors as a group; and each person known to us to be the beneficial owner of more than 5% of our common stock.

This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. All persons named in the table, unless otherwise noted in the footnotes, have the sole voting and dispositive power with respect to common stock that they beneficially own. Beneficial ownership of common stock that are acquirable within 60 days upon the exercise or conversion of stock options and warrants are listed separately. For purposes hereof, for each named person, restricted stock awards that are subject to vesting are included being beneficially owned, and the calculation of percent of class gives effect to those restricted shares and those shares acquirable within 60 days. For purposes hereof, beneficial ownership has been determined based upon the number of shares reported as issued as of the record date.

The address of each of the persons named in the table, unless otherwise indicated, is c/o Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07463.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Additional Shares Acquirable Within 60 days		Percent of Class
Officers and Directors
Michael W. Levin	1,306,450	(a)	37,537	(b)	10.8%
Kevan D. Bloomgren	172,000	(c)	33,352	(d)	1.7%
Robert M. Ward	103,231	(e)	15,817	(f)	1.0%
Denise Hawkins	3,657	(g)	46,009	(h)	*
Vince Kelly	50,000	(i)	63,472	(j)	*
Paul Baker	106,667		64,123	(k)	1.4%
Dennis Ridgeway	25,938		29,123	(l)	*
Henry Royer	26,667	(m)	29,123	(n)	*
Edwin Ruzinsky	56,667		44,123	(o)	*
Willem van Rijn	66,000		60,012	(p)	1.0%
Frank J. Tanki	29,660		19,123	(q)	*
All officers and directors as a group (11 persons)	1,946,937		441,814		18.6%
5% Security Holders
Richard L. Scott (r) 1400 Gulfshore Boulevard North, Suite 145 Naples, FL 34102	992,050				8.0%
Richard E. Teller and Kathleen A. Rogers 545 Boylston Street Brookline, MA 02445	694,231				5.6%

*	Represents less than 1%.
(a)

Includes 50,000 restricted shares granted on March 3, 2009 that are subject to vesting on January 1, 2010, and also includes 120,000 shares owned by his minor children and 8,000 shares owned by his spouse.

(b)

Refers to shares underlying options exercisable at $2.20 per share until July 8, 2013. Does not include 37,536 shares underlying options that are subject to vesting on July 8, 2010, exercisable at $2.20 per share.

(c)

Includes the following restricted share awards: 20,000 shares granted on March 15, 2006 that are subject to vesting in equal installments on March 15, 2010 and 2011; 16,000 shares granted on July 8, 2008 that are subject to vesting on July 8, 2010; and 50,000 shares granted on March 3, 2009 that are subject to vesting on January 1, 2010.

(d)

Refers to shares acquirable upon exercises of the following option grants: 30,000 shares at $3.91 per share until March 15, 2016; and 3,352 shares at $5.65 per share until October 10, 2014. Does not include 20,000 shares underlying options that are subject to vesting in equal increments on March 15, 2010 and 2011, exercisable at $3.91 per share until March 15, 2016, or 1,675 shares underlying options that are subject to vesting on October 10, 2010, exercisable at $5.65 per share until October 10, 2014.

(e)

Includes the following restricted share awards: 14,901 shares granted on June 18, 2007 that are subject to performance vesting criteria; 11,715 shares granted on December 18, 2008 that are subject to vesting on December 18, 2010; and 50,000 shares granted on March 3, 2009 that are subject to vesting on January 1, 2010.

(f)

Refers to shares underlying options exercisable at $6.04 per share until June 18, 2014. Does not include 31,635 shares underlying options that are subject to vesting in equal installments on July 28, 2010 and 2011, exercisable at $6.04 per share until June 18, 2014.

(g)	Includes 1,052 restricted shares granted on October 10, 2007 that are subject to vesting on October 10, 2010.
(h)

Refers to shares acquirable upon exercise of the following option grants: 10,002 shares at $1.70 per share until July 16, 2011; 20,000 shares at $1.91 per share until January 12, 2015; and 16,007 shares at $2.00 per share until July 8, 2013.

(i)	Refers to restricted shares granted on March 3, 2009 that are subject to vesting on January 1, 2010.

(j)

Refers to shares acquirable upon exercise of the following option grants: 22,416 shares at $6.04 per share until January 22, 2014 and 41,056 shares at $2.00 per share until July 8, 2013. Does not include 33,624 shares underlying options that are subject to vesting in equal installments on January 22, 2010, 2011 and 2012, exercisable at $6.04 per share until January 22, 2014, or 41,055 shares underlying options that are subject to vesting on July 8, 2010, exercisable at $2.00 per share until July 8, 2013.

(k)

Refers to shares acquirable upon exercise of the following option grants: 5,000 shares at $2.19 per share until July 3, 2010; 5,000 shares at $2.00 per share until July 2, 2011; 5,000 shares at $0.65 per share until September 24, 2012; 10,000 shares at $0.43 per share until May 6, 2013; 5,000 shares at $0.85 per share until February 10, 2014; 5,000 shares at $1.45 per share until December 17, 2014; 10,000 shares at $2.71 per share until January 30, 2016; 10,000 shares at $6.30 per share until December 14, 2016; and 9,123 shares at $5.65 per share until October 10, 2014.

(l)

Refers to shares acquirable upon the exercise of the following option grants: 10,000 shares at $3.38 per share until February 26, 2016; 10,000 shares at $6.30 per share until December 14, 2016; and 9,123 shares at $5.65 per share until October 10, 2014.

(m)	Does not include 50,000 shares held by Heffernen 1966 Trust B, a trust controlled by Mr. Royer’s spouse. Mr. Royer disclaims beneficial ownership of such shares.
(n)

Refers to shares acquirable upon the exercise of the following option grants: 10,000 shares at $2.71 per share until January 30, 2016; 10,000 shares at $6.30 per share until December 14, 2016; and 9,123 shares at $5.65 per share until October 10, 2014.

(o)

Refers to shares acquirable upon exercise of the following option grants: 5,000 shares at $2.19 per share until July 3, 2010; 5,000 shares at $2.00 per share until July 2, 2011; 5,000 shares at $1.45 per share until December 17, 2014; 10,000 shares at $2.71 per share until January 30, 2016; 10,000 shares at $6.30 per share until December 14, 2016; and 9,123 shares at $5.65 per share until October 10, 2014.

(p)

Refers to shares acquirable upon the exercise of the following option grants: 10,000 shares at $4.09 per share until May 2, 2016; 10,000 shares at $6.30 per share until December 14, 2016; 9,123 shares at $5.65 per share until October 10, 2014; and 30,889 shares at $3.50 per share until March 1, 2015.

(q)	Refers to shares acquirable upon exercise of the following option grants: 10,000 shares at $6.30 per share until December 14, 2016 and 9,123 shares at $5.65 per share until October 10, 2014.
(r)

Based on the last information provided by holder in September 2008. Beneficially owns securities through different entities, including: 202,300 shares held by GFX Investments, LLC, for which he is the beneficial owner; 606,050 shares held by Scott Family Florida Partnership Trust; 93,300 shares held by F. Annette Scott Florida Trust, of which his spouse is the trustee; and 90,400 shares held by Richard L. Scott Florida Trust.

Changes in Control

We do not have any arrangements that may result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and, as appropriate, approves and ratifies transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As all such transactions are subject to review, we do not have specific written policies and procedures. During fiscal 2009 and 2008, we were not a party to any transaction or series of similar transactions that qualify for disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Such persons are also required by Securities and Exchange Commission regulations to furnish us with copies of all such Section 16(a) forms filed by such person. Based solely on a review of the copies of such reports furnished to us during and in connection with our 2009 fiscal year, we are not aware of any material delinquencies in the filing of such reports.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Audit Fees.   Fees for audit services provided by Amper, Politziner & Mattia, LLP, our current principal independent registered public accounting firm, for the years ended June 30, 2009 and 2008 were $165,719 and $161,000, respectively. Audit fees consist of the aggregate fees billed for the audits of our annual financial statements, reviews of our interim financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.   Fees for audit-related services provided by Amper, Politziner & Mattia, LLP during the years ended June 30, 2009 and 2008 were $0. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements outside of those fees disclosed above under the caption Audit Fees.

Tax Fees.   Fees for tax services provided by Amper, Politziner & Mattia, LLP during the fiscal years ended June 30, 2009 and 2008 were $0. Tax fees consist of fees billed for tax compliance, tax advice, and tax planning.

All Other Fees.   Fees for customer rebate compliance testing provided by Amper, Politziner & Mattia, LLP during the fiscal year ended June 30, 2009 were $1,250. There were no other fees billed for services by Amper, Politziner & Mattia, LLP for the fiscal years ended June 30, 2009 and 2008.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services, including non-audit services, performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. All services performed in our 2009 and 2008 fiscal years were pre-approved.

PROPOSAL NO. 2

Ratify Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed, and is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Amper, Politziner & Mattia, LLP to serve as independent auditors for the fiscal year ending June 30, 2010.

Amper, Politziner & Mattia, LLP audited our financial statements for the fiscal years ended June 30, 2009, 2008 and 2007. A representative of Amper, Politziner & Mattia, LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if the representative desires to speak, and is expected to be available to respond to appropriate questions of stockholders.

Although stockholder action in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent registered public accounting firm in maintaining the integrity of our financial controls and reporting. If our stockholders fail to ratify the appointment, the Board will reconsider the selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board determines that such a change would be in the best interests of Media Sciences International and our stockholders.

The Board of Directors recommends a vote “FOR”

the ratification of the selection of Amper, Politziner & Mattia, LLP

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy materials for our next year’s annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, we must receive the written proposal no later than July 25, 2010. The submission of a stockholder proposal does not guarantee that it will be included in our next year’s proxy statement. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal for inclusion in company-sponsored proxy materials is referred to Rule 14a-8. Stockholder proposals submitted outside the processes of Rule 14a-8 stockholder for presentation at next year’s annual meeting must be received no later than October 8, 2010 to be considered timely. In the event that we hold our next year’s annual meeting of stockholders more than 30 days before or after the one-year anniversary date of this year’s annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. We did not receive any stockholder proposals in connection with this year’s meeting and proxy statement. All proposals must be submitted in writing to the attention of our Corporate Secretary at our executive offices at: Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436. Such proposals should be submitted to us by certified mail, return receipt requested.

Expenses of Proxy Solicitation

We pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes in connection with the annual meeting. If you choose to vote over the internet or by telephone, you are responsible for internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have not retained a proxy soliciting firm to assist in the solicitation of proxies, but we may do so, and we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Annual Report

Our annual report on Form 10-K for the year ended June 30, 2009 accompanies this proxy statement. We will mail without charge, upon written request, a copy of our annual report on Form 10-K, including the financial statements, schedules, and list of exhibits. Requests should be sent to: Attn.: Investor Relations, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436.

Householding of Proxy Materials

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one annual report and proxy statement. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify our Investor Relations Department. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our annual report or proxy statement may contact our Investor Relations Department, and we will deliver those documents to such stockholder promptly upon receiving the request. You can reach our Investor Relations Department at: Attn.: Investor Relations, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436, tel: (201) 677-9311.

Other Action at Meeting

Our Board knows of no other matters, except the proposals in this proxy statement, for stockholder action at the annual meeting. If any other items or matters properly come before the meeting, or any adjournments or postponements, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

By order of the Board of Directors

/s/ Denise Hawkins
Denise Hawkins, Secretary
Oakland, New Jersey
November 17, 2009

VOTE BY TELEPHONE OR INTERNET

QUICK ««« EASY ««« IMMEDIATE

MEDIA SCIENCES INTERNATIONAL, INC.

Voting by telephone or Internet is quick, easy and immediate. As a Media Sciences International, Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on December 16, 2009.

To Vote Your Proxy by Internet

www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE BELOW CARD IF VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS.

		WITHHOLD
	FOR	AUTHORITY			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	☐	☐	2.	Ratify Selection of Independent Registered Public Accounting Firm	☐	☐	☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

01- MICHAEL W. LEVIN, 02 - WILLEM VAN RIJN

03 - PAUL C. BAKER, 04 - EDWIN RUZINSKY

05 - HENRY ROYER, 06 - DENNIS RIDGEWAY

			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature_______________________	Signature_______________________	Date__________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MEDIA SCIENCES INTERNATIONAL, INC.

The undersigned appoints Denise Hawkins and Kevan Bloomgren, and each of them, as proxies, each with the power to appoint her or his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Media Sciences International, Inc. held of record by the undersigned at the close of business on November 4, 2009 at the Annual Meeting of Stockholders of Media Sciences International, Inc. to be held on December 17, 2009 or at any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)